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                                                                   EXHIBIT 10.45

                                 LOAN AGREEMENT

        This Loan Agreement ("Agreement") is entered into as of May 1, 2000 by and between PETS.COM, INC., a Delaware corporation (the "Company"), and RALPH LEWIS (the "Borrower").

                                    RECITALS

        The Borrower desires to borrow and the Company is willing to lend Borrower up to $150,000 on an unsecured basis under the terms and conditions of this Agreement.

        NOW, THEREFORE, the Company and the Borrower agree as follows:

        1. The Loan. Subject to the terms and conditions contained herein, the Company will a make a loan to Borrower in an aggregate principal amount of $150,000 (the "Loan"), and bearing interest at a rate of 6.42% per annum, compounded annually.

        2. The Note. The Loan shall be evidenced by a full-recourse promissory note executed and delivered by the Borrower in favor of the Company substantially in the form attached hereto as Exhibit A (the "Note") with unpaid principal and accrued interest due on the third anniversary of the date of the Note, except as otherwise set forth on the Note or in this Agreement. The Company hereby agrees to advance $150,000 to Borrower under the Loan upon the effective date of this Agreement and Borrower's execution and delivery of the
Note in the form attached hereto as Exhibit A.

        3. Acceleration of Loan. The principal and accrued interest under the Loan shall immediately become due and payable in full upon the earliest to occur of the following: (i) if on the 120th day after the date of this Agreement set forth above Borrower has not completed the sale of his current residence located at _______________, as demonstrated by documentation reasonably requested by the Company, and relocated to the San Francisco Bay area in Northern California as determined by the Company in its sole discretion; or (ii) within thirty (30) days of the voluntary termination of Borrower's employment with the Company or the termination of such employment for Cause (as defined below).

        For these purposes, "Cause" shall mean the good faith judgment of the Company's Board of Directors, that the Borrower has engaged in or committed any of the following: (i) gross negligence or willful misconduct in the performance of his duties to the Company where such gross negligence or willful misconduct has resulted or is likely to result in substantial and material damage to the Company or its subsidiaries, (ii) repeated unexplained or unjustified absence from the Company, (iii) a material and willful violation of any federal or state law, (iv) commission of any act of fraud with respect to the Company, (v) breach of any confidentiality obligation to the Company, whether determined by agreement or by applicable law; or (vi) conviction of a felony or a crime involving moral turpitude causing material harm to

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the standing and reputation of the Company, in each case as determined in good faith by the Board of Directors of the Company.

        4. Partial Forgiveness of the Loan. The Company shall forgive the outstanding principal and accrued interest under the Loan and such amount shall no longer be payable to the Company as follows:

               (a) one-third (1/3) of the original principal amount under the Loan and any accrued interest shall be forgiven on each of the first three anniversaries of the effective date of this Agreement, provided that Borrower is an employee of the Company on each such anniversary date; and

               (b) the entire amount of outstanding principal and accrued interest under the Loan shall be forgiven upon completion of a termination agreement with Borrower in the event of the separation of Borrower from the Company due to any of the following: (i) the involuntary termination of Borrower's employment with the Company for any reason other than for Cause; (ii) the sale of all or substantially all of the Company's assets, (iii) the liquidation, dissolution, consolidation, merger or other combination of the Company (except a merger in which the Company is the surviving entity and the shareholders of the Company immediately prior to the merger hold more than fifty percent (50%) of the outstanding voting securities of the surviving entity);
(iv) the insolvency of the Company, the commencement of any act of bankruptcy by the Company, the execution by the Company of a general assignment for the benefit of creditors, or the filing by or against the Company of any petition in bankruptcy or any petition for relief under the provisions under the Federal bankruptcy laws or any other state or Federal law for the relief of debtors.

        5. Default. Borrower shall be deemed to be in default of the Note and of this Agreement in the event that payment of principal and accrued interest on the Note shall be delinquent for a period of 10 days or more after it becomes due.

        6. No Employment Rights. Nothing contained in this Agreement or in any of the attachments or exhibits hereto is intended or shall be construed to confer upon the Borrower any rights to employment or continued employment with the Company, or shall alter in any way the nature of Borrower's current employment with the Company.

        7. Successors and Assigns. This Agreement shall inure to the benefit of the respective heirs, personal representatives, successors and assigns of the parties hereto.

        8. Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California.

        9. Arbitration; Dispute Resolution. Any dispute or claim arising out of or in connection with this Agreement will be finally settled by binding arbitration in San Francisco, California in accordance with the rules of the American Arbitration Association by one arbitrator appointed in accordance with said rules. The arbitrator shall apply California law, without

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reference to rules of conflicts of law or rules of statutory arbitration, to the resolution of any dispute. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Notwithstanding the foregoing, the parties may apply to any court of competent jurisdiction for preliminary or interim equitable relief, or to compel arbitration in accordance with this paragraph, without breach of this arbitration provision. The prevailing party in any such arbitration shall be entitled to an award of attorneys' fees and costs of the arbitration against the other party.

        10. Advice of Counsel. EACH PARTY TO THIS AGREEMENT ACKNOWLEDGES THAT, IN EXECUTING THIS AGREEMENT, SUCH PARTY HAS HAD THE OPPORTUNITY TO SEEK THE ADVICE OF INDEPENDENT LEGAL COUNSEL, AND HAS READ AND UNDERSTOOD ALL OF THE TERMS AND PROVISIONS OF THIS AGREEMENT. THIS AGREEMENT SHALL NOT BE CONSTRUED AGAINST ANY PARTY BY REASON OF THE DRAFTING OR PREPARATION HEREOF.

        11. Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings related to such subject matter.

        12. Modification. This Agreement shall not be amended without the written consent of both parties hereto.

        13. Severability. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

        14. Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

        15. Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by a nationally-recognized delivery service (such as Federal Express or UPS) or confirmed facsimile, or forty-eight (48) hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, if such notice is addressed to the party to be notified at such party's address or facsimile number as set forth below, or as subsequently modified by written notice.

        16. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

        17. Further Acts. Each party hereto agrees to execute, acknowledge and deliver or to cause to have executed, acknowledged and delivered, such other and further instruments and documents as may reasonably be requested by the other to carry out the purposes of this Agreement.

                            [Signature Page Follows]

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        IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

BORROWER:                            COMPANY:

                                     PETS.COM, INC.,
                                     a Delaware corporation


    /s/ Ralph Lewis                  By:         /s/ Julia Wainwright
--------------------------------        ----------------------------------------
RALPH LEWIS
                                     Title:      Chief Executive Officer
                                           -------------------------------------

Address:                             Address:       435 Brannan Street
        ------------------------                    San Francisco, CA  94107
                                                    Tel:    (415) 222-9999
        ------------------------                    Fax:    (415) 222-9998
Tel:
        ------------------------
Fax:
        ------------------------


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                                    EXHIBIT A

                                 PROMISSORY NOTE
$150,000.00                                                         May 1, 2000

        1. Obligation. For value received, RALPH LEWIS (the "Borrower") promises to pay to PETS.COM, INC., a Delaware corporation (the "Company"), the principal sum of $150,000.00, with interest from the date hereof at a rate of 6.42% per annum, compounded annually (the "Loan").

        2. Payment. Subject to the terms and conditions set forth in that certain Loan Agreement dated as of the date hereof between Borrower and the Company (the "Loan Agreement"), including without limitation those provisions which address acceleration of the maturity of the Loan and partial Loan forgiveness under specified circumstances, the Loan shall be due and payable on the third anniversary of the date hereof. Prepayment of all or any portion of the principal and accrued interest owing under the Loan may be made at any time without penalty. Payments shall be made in lawful money of the United States of America.

        3. Remedies on Default. Upon any default of the Borrower under this Note, the Company may pursue any legal or equitable remedies that are available to it.

        4. Governing Law; Waiver. This Note shall be governed by and construed in accordance with the laws of California, without reference to conflict of laws principles. The Borrower waives presentment, notice of nonpayment, notice of dishonor, protest, demand and diligence.

        5. Attorneys' Fees. If suit is brought for collection of this Note, the Borrower agrees to pay all reasonable expenses, including attorneys' fees, incurred by the Company in connection therewith whether or not such suit is prosecuted to judgment.

        6. Full-recourse. This Note shall be full-recourse against Borrower.

        7. Loan Agreement. This Note is made pursuant to the terms of the Loan Agreement and is subject to the terms and conditions of that agreement.

        IN WITNESS WHEREOF, the Borrower has caused this Note to be executed as of the date and year first above written.

                                            "BORROWER"


                                               /s/ Ralph Lewis
                                            -----------------------------------
                                            Ralph Lewis

                                               /s/ JLW
                                            -----------------------------------